Exhibit 99.1

Contact: Andrew Hinton
May 7, 2013	(919) 774-6700

THE PANTRY ANNOUNCES SECOND QUARTER FISCAL 2013 RESULTS

Cary, North Carolina, May 7, 2013 - The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today announced financial results for its fiscal second quarter ended March 28, 2013.

Second Quarter Summary:

•

Net loss was $6.9 million or $0.30 per share.  This compares to a net loss of $9.7 million or $0.43 per share in last year’s second quarter. Excluding the impact of impairment charges and the loss on extinguishment of debt, net loss for the second quarter of fiscal 2013 was $6.3 million or $0.28 per share, compared to net loss per share of $0.30 in the prior year (see reconciliation below).

•	Adjusted EBITDA was $39.1 million, up from $38.9 million a year ago.

•

Fuel gross profit was $48.4 million, compared to $43.3 million a year ago as retail fuel margin per gallon increased to $0.117 from $0.096 in the prior year quarter.  Comparable store fuel gallons sold decreased 7.9%.

•	Comparable store merchandise revenue declined 2.0% but increased 0.1% excluding cigarettes.

•	Merchandise gross margin was 33.7%, compared to 33.4% a year ago.

•

Store operating and general and administrative expenses were $150.5 million, compared to $149.8 million a year ago.  Second quarter 2013 general and administrative expenses included $1.2 million in combined severance costs and loss on asset sales.  The prior year quarter included a $2.6 million gain on assets sales.

•

Our effective tax rate for the second quarter of fiscal 2013 was a benefit of 49.0% compared to a benefit of 37.5% in the second quarter of fiscal 2012. The higher effective tax rate benefit resulted from retroactive extension of the work opportunity tax credits (“WOTC”).  Due to the January 2, 2013 approval of the law, cumulative tax credits of $1.6 million are included in the second quarter of fiscal 2013.

President and Chief Executive Officer Dennis G. Hatchell said, “The second quarter was challenging from a customer traffic standpoint but fuel margins were stronger than we anticipated.  This allowed us to improve Adjusted EBITDA to $39.1 million, which was in line with our expectations.  Unfavorable weather and weak consumer confidence contributed to a decline in comparable store traffic.  This impacted both our comparable store merchandise revenue and retail fuel gallons which declined 2.0% and 7.9%, respectively.  We were encouraged by the 2.6% improvement in average sales per customer but disappointed that this was more than offset by a 4.6% decline in traffic inside our stores.  We believe that our merchandising initiatives are having a positive impact and are confident they will drive stronger overall performance when customer traffic levels improve.”

Fiscal 2013 Outlook

The Company announced the following guidance ranges for its expected performance in fiscal 2013, which is a 52-week fiscal year:

	Q3 FY12	Q3 FY13 Guidance		FY12	FY13 Guidance
	Actual	Low	High	Actual	Low	High

Merchandise sales ($B)(1)	$0.476	$0.471	$0.481	$1.81	$1.79	$1.82

Merchandise gross margin	33.5%	33.5%	34.1%	33.7%	33.7%	34.0%

Retail fuel gallons (B)(1)	0.455	0.418	0.433	1.81	1.66	1.71

Retail fuel margin per gallon	$0.146	$0.130	$0.155	$0.115	$0.115	$0.130

Store operating and general and administrative expenses ($M)	$152	$153	$156	$610	$607	$615

Depreciation & amortization ($M)	$30	$29	$30	$120	$115	$120

Interest expense ($M) (2)	$20	$22	$23	$84	$89	$92

Capital expenditures, net ($M)	$10	$17	$20	$55	$80	$95

(1)	Fiscal 2013 guidance assumes closure of 35-40 stores
(2)	Excludes loss on extinguishment of debt

Conference Call

Interested parties are invited to listen to the second quarter earnings conference call scheduled for Tuesday, May 7, 2013 at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and will be accessible through either the Investors section of the Company's website at www.thepantry.com. A slide presentation for the conference call will also be available for download at the investor section of our website.  An online archive will be available immediately following the call and will be accessible for 30 days.

Use of Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, net, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company’s business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company’s remaining stores.

Net Income and Net Income Per Share Excluding Certain Items

In addition to net income and net income per share presented in accordance with GAAP, the Company has also presented net income and net income per share for the three months ended March 28, 2013 excluding the after-tax impact of non-cash charges related to impairment and loss on extinguishment of debt. Management believes that investors find this information useful as a reflection of the Company’s underlying operating performance and that this information facilitates comparisons between the Company and other companies in its industry. Management uses these measures as part of its preparation of operating plans, budgets and forecasts and in its assessment of the Company’s historical performance.

Additional Information Regarding Non-GAAP Measures

Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, the measures referenced above, each as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these measures with non-GAAP financial measures having the same or similar names used by other companies.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of May 7, 2013, the Company operated 1,567 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. Forward-looking statements are likely to address matters such as the Company’s anticipated sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as our pricing strategies and their anticipated impact and our expectations relating to the costs and benefits of our merchandising and store remodel initiatives. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation; the Company's ability to enhance its operating performance through its in-store initiatives and its store remodel program; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; a disruption of our IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of new or acquired stores; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of May 7, 2013. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

The Pantry, Inc.
Unaudited Condensed Consolidated Statements of Operations and Selected Financial Data
(In thousands, except per share and per gallon amounts, margin data and store count)

	Three Months Ended		Six Months Ended
	March 28, 2013	March 29, 2012	March 28, 2013	March 29, 2012
Revenues:
Merchandise	$418,949	$434,902	$847,797	$863,258
Fuel	1,473,268	1,627,260	2,959,627	3,161,880
Total revenues	1,892,217	2,062,162	3,807,424	4,025,138
Costs and operating expenses:
Merchandise cost of goods sold	277,803	289,511	559,758	575,658
Fuel cost of goods sold	1,424,829	1,583,961	2,862,020	3,062,671
Store operating	125,257	127,301	248,533	256,170
General and administrative	25,215	22,530	49,101	48,024
Impairment charges	880	2,388	3,179	2,910
Depreciation and amortization	29,538	29,275	58,124	56,641
Total costs and operating expenses	1,883,522	2,054,966	3,780,715	4,002,074
Income from operations	8,695	7,196	26,709	23,064
Other expenses:
Loss on extinguishment of debt	-	2,457	-	2,539
Interest expense, net	22,158	20,202	45,259	41,550
Total other expenses	22,158	22,659	45,259	44,089
Loss before income taxes	(13,463)	(15,463)	(18,550)	(21,025)
Income tax benefit	6,598	5,805	8,628	8,438
Net loss	$(6,865)	$(9,658)	$(9,922)	$(12,587)

Loss per share:
Loss per share	$(0.30)	$(0.43)	$(0.44)	$(0.56)
Weighted average shares outstanding	22,666	22,561	22,641	22,538

Selected financial data:
Adjusted EBITDA	$39,113	$38,859	$88,012	$82,615
Payments made for lease finance obligations	$12,754	$12,802	$25,642	$25,500
Merchandise gross profit	$141,146	$145,391	$288,039	$287,600
Merchandise margin	33.7%	33.4%	34.0%	33.3%
Retail fuel data:
Gallons	407,923	447,538	834,947	902,780
Margin per gallon (1)	$0.117	$0.096	$0.116	$0.109
Retail price per gallon	$3.55	$3.57	$3.48	$3.45
Total fuel gross profit	$48,439	$43,299	$97,607	$99,209

Comparable store data:
Merchandise sales %	-2.0%	4.8%	0.1%	3.3%
Retail fuel gallons %	-7.9%	1.1%	-6.3%	-3.2%

Number of stores:
End of period	1,568	1,611	1,568	1,611
Weighted-average store count	1,571	1,618	1,572	1,626

(1)

Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies.

The Pantry, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 28, 2013	September 27, 2012
ASSETS
Cash and cash equivalents	$8,991	$89,175
Receivables, net	72,826	80,014
Inventories	154,292	137,376
Prepaid expenses and other current assets	24,366	21,734
Deferred income taxes	16,984	17,376
Total current assets	277,459	345,675

Property and equipment, net	906,947	935,841
Goodwill and other intangible assets	441,154	441,070
Other noncurrent assets	78,313	76,954
Total assets	$1,703,873	$1,799,540

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$2,570	$62,840
Current maturities of lease finance obligations	11,080	10,947
Accounts payable	155,007	155,008
Other accrued liabilities	102,939	121,760
Total current liabilities	271,596	350,555

Long-term debt	505,877	500,600
Lease finance obligations	438,456	443,020
Deferred income taxes	54,021	62,766
Deferred vendor rebates	10,315	11,886
Other noncurrent liabilities	107,545	106,162
Total shareholders' equity	316,063	324,551
Total liabilities and shareholders' equity	$1,703,873	$1,799,540

The Pantry, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three Months Ended		Six Months Ended
	March 28, 2013	March 29, 2012	March 28, 2013	March 29, 2012

Adjusted EBITDA	$39,113	$38,859	$88,012	$82,615
Impairment charges	(880)	(2,388)	(3,179)	(2,910)
Loss on debt extinguishment	-	(2,457)	-	(2,539)
Interest expense, net	(22,158)	(20,202)	(45,259)	(41,550)
Depreciation and amortization	(29,538)	(29,275)	(58,124)	(56,641)
Income tax benefit	6,598	5,805	8,628	8,438
Net (loss)	$(6,865)	$(9,658)	$(9,922)	$(12,587)

Adjusted EBITDA	$39,113	$38,859	$88,012	$82,615
Loss on debt extinguishment	-	(2,457)	-	(2,539)
Interest expense, net	(22,158)	(20,202)	(45,259)	(41,550)
Income tax benefit	6,598	5,805	8,628	8,438
Stock-based compensation expense	873	706	1,725	1,624
Changes in operating assets and liabilities	(20,199)	8,332	(31,207)	(10,435)
(Benefit) for deferred income taxes	(6,475)	(6,268)	(8,477)	(9,395)
Other	1,424	3,848	2,773	6,556
Net cash provided by (used in) operating activities	$(824)	$28,623	$16,195	$35,314

Additions to property and equipment, net	$(16,988)	$(13,840)	$(35,358)	$(36,195)
Acquisitions of businesses, net	(502)	-	(502)	-
Net cash used in investing activities	$(17,490)	$(13,840)	$(35,860)	$(36,195)

Net cash provided by (used) in financing activities	$2,940	$(52,232)	$(60,519)	$(99,671)

Net (decrease) in cash	$(15,374)	$(37,449)	$(80,184)	$(100,552)

	Three Months Ended
	March 28, 2013			March 29, 2012
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Loss, as reported	$(13,463)	$(6,865)	$(0.30)	$(15,463)	$(9,658)	$(0.43)
Impairment charges	880	538	0.02	2,388	1,460	0.06
Loss on extinguishment of debt	-	-	-	2,457	1,502	0.07
(Loss), as adjusted	$(12,583)	$(6,327)	$(0.28)	$(10,618)	$(6,696)	$(0.30)

	Six Months Ended
	March 28, 2013			March 29, 2012
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Loss, as reported	$(18,550)	$(9,922)	$(0.44)	$(21,025)	$(12,587)	$(0.56)
Impairment charges	3,179	1,944	0.09	2,910	1,780	0.08
Loss on extinguishment of debt	-	-	-	2,539	1,552	0.07
(Loss), as adjusted	$(15,371)	$(7,978)	$(0.35)	$(15,576)	$(9,255)	$(0.41)